Exhibit 5.1

January 14, 2015

Star Bulk Carriers Corp.

c/o Star Bulk Management Inc.

40 Agiou Konstantinou Str.

Maroussi, 15124

Athens, Greece

Re:	Star Bulk Carriers Corp.

Ladies and Gentlemen:

We have acted as special Marshall Islands counsel to Star Bulk Carriers Corp., a corporation organized under the laws of the Marshall Islands (the “Company”), in connection with matters of Marshall Island law relating to (i) the Company’s public offering of up to 49,000,418 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), (ii) the underwriting agreement dated January 9, 2015 (the “Underwriting Agreement”) by and among you, as representatives (the “Representatives”) of the underwriters listed on Schedule I to the Underwriting Agreement (the “Underwriters”), and the Company; and (iii) the preparation of the Company’s registration statement on Form F-3 (File No. 333-197886) which became effective with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”) on September 25, 2014 (the “Registration Statement”), a prospectus included therein (the “Base Prospectus”), a preliminary prospectus supplement thereto dated January 8, 2015 (the “Preliminary Prospectus Supplement”) and a prospectus supplement dated January 9, 2015 (the “Final Prospectus Supplement”). The Base Prospectus and the Preliminary Prospectus Supplement, together with the number of underwritten Shares and the applicable price per Share are referred to collectively as the “Time of Sale Prospectus” and the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement are referred to collectively as the “Prospectus.” Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Underwriting Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus of the Company included in the Registration Statement; (iii) the Underwriting Agreement; and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Shares have been duly authorized and validly issued and are fully paid for and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP